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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Digi International Inc. on Form S-3 (File No. 333-61425) and Form S-8 (File No. 33-32956, File No. 33-38898, File No. 333-99, File No. 333-23857,
File No. 333-1821 and File No. 333-57869) of our report dated October 26, 1998, on our audits of the consolidated financial statements of ITK International Inc. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which reports are included in this Form 8-K/A.


                                       /s/ PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
October 27, 1998